Geeknet Announces First Quarter 2013 Financial Results

Revenue increases 12% in first quarter to $19.6 million

FAIRFAX, Va., May 8, 2013 /PRNewswire/ -- Geeknet, Inc. (Nasdaq: GKNT), the parent company of online retailer ThinkGeek.com, today announced financial results for the first quarter ended March 31, 2013.

(Logo: http://photos.prnewswire.com/prnh/20120510/MM05555LOGO)

Total revenue for the first quarter of 2013 was $19.6 million, an increase from $17.5 million for the first quarter of 2012. Historical results have been recast to reflect the sale of the Company's media business in September 2012 to discontinued operations. Net loss for the first quarter of 2013 was $2.3 million or $0.35 per diluted share compared to a net loss of $2.1 million or $0.33 per diluted share for the same period a year ago. Adjusted EBITDA loss for the first quarter of 2013 was $1.3 million, compared to an adjusted EBITDA loss of $850,000 for the same period a year ago. A reconciliation of net loss as reported to adjusted EBITDA is included in this release. Included in GAAP net loss and adjusted EBITDA are severance and other expenses totaling $1.0 million related to changes in the leadership team.

First Quarter Highlights:

  Increased orders shipped by 7% compared to the first quarter of 2012
  Launched over 300 new products, including the Unicorn Bouquet, Unicorn Slippers, the Build-On Brick Mug and the Titan Sword
  Total cash and investments at the end of the first quarter 2013 was $51.0 million, compared to $32.5 million in the first quarter of 2012.

"ThinkGeek had a solid first quarter with continued year over year progress in our operating metrics," said Kathryn McCarthy, Chief Executive Officer. "This quarter we also delivered over 300 creative new products and increased the number of partnerships with specialty retailers. Looking to the rest of the year, our team will continue to delight customers and improve the customer experience. We have a large opportunity in front of us and will concentrate our efforts on building a brand that sustains top and bottom line growth."

Supplemental schedules of the Company's quarterly statements of operations and operational statistics are available on the Company's web site at investors.geek.net.

A conference call and audio webcast will be held at 11:00 am ET on May 8, 2013 and may be accessed by calling (877) 348-9353 or (253) 237-1159 outside the U.S., or by visiting investors.geek.net. An audio replay will be available between 2:00 pm ET on May 8, 2013 and 11:59 pm ET on May 10, 2013 by calling (855) 859-2056 or (404) 537-3406, with Conference ID 45783204.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we also report adjusted EBITDA. The method we use to calculate adjusted EBITDA is not in accordance with GAAP, is likely to differ from the methods used by other companies and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

We believe that adjusted EBITDA provides useful information to both management and investors and is an additional measurement which may be used to evaluate our operating performance. Our management and Board of Directors use adjusted EBITDA as part of their reporting and planning process and it is the primary measure we use to evaluate our operating performance. In addition, we have historically reported adjusted EBITDA to the investment community. We also believe that the financial analysts who regularly follow and report on us and the business sector in which we compete use adjusted EBITDA to prepare their financial performance estimates to measure our performance against other sector participants and to project our future financial results.

We define adjusted EBITDA as earnings or loss from continuing operations before interest and other expense, income taxes, stock-based compensation and depreciation and amortization. Adjusted EBITDA excludes certain expenses that we believe are not directly related to our core operating results. Although some of the items may recur on a regular basis, management does not consider activities associated with these items as core to its operations. With respect to stock-based compensation, we recognize expenses associated with stock-based compensation that require management to make assumptions about our common stock, such as expected future stock price volatility, the anticipated duration of outstanding stock options and awards and the forfeiture rate. While other forms of expenses (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to our underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question, but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well we currently operate our business.

About Geeknet, Inc.

ThinkGeek, a wholly owned subsidiary of Geeknet, Inc. (NASDAQ: GKNT), is the premier retailer for the global geek community. Since 1999, ThinkGeek has sought to provide tech, gadget, and toy-obsessed communities with all the things geeks crave. ThinkGeek was founded to serve the distinct needs and interests of technology professionals and enthusiasts and today has grown to become the first choice for innovative and imaginative products that appeal to the geek in everyone. Want to learn more? Check out thinkgeek.com or geek.net.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding customer satisfaction, the customer experience, the business opportunity, improving the brand, revenue growth and profitability. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: popularity and demand for our retail products; management's strategy, plans and objectives for future operations; employee relations and our ability to attract and retain highly qualified personnel; our ability to continue to invest in developing new products; competition, competitors and our ability to compete; liquidity and capital resources; the outcome of any litigation to which we are a party; our accounting policies; and sufficiency of our cash resources and investments to meet our operating and working capital requirements. Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2012, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

GKNT-F

GEEKNET, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2013	2012

Net revenue	$ 19,557	$ 17,510
Cost of revenue	15,937	14,943
Gross margin	3,620	2,567
Operating expenses:
Sales and marketing	1,723	1,577
Technology and design	1,404	798
General and administrative	2,784	2,473
Total operating expenses	5,911	4,848
Loss from operations	(2,291)	(2,281)
Interest and other income (expense), net	(14)	(3)
Loss before income taxes	(2,305)	(2,284)
Provision (benefit) for income taxes	3	(121)
Loss from continuing operations	(2,308)	(2,163)
(Loss) income from discontinued operations, net of tax	(28)	42
Net loss	$ (2,336)	$ (2,121)
Loss per share from continuing operations:
Basic and diluted	$ (0.35)	$ (0.34)
Income per share from discontinued operations:
Basic and diluted	$ —	$ 0.01
Net loss per share:
Basic and diluted	$ (0.35)	$ (0.33)
Shares used in per share calculations:
Basic and diluted	6,586	6,385

GEEKNET, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$ 51,017	$ 57,294
Accounts receivable, net of allowance of $14 as of March 31, 2013 and December 31, 2012	1,240	1,050
Inventories, net	15,132	16,657
Prepaid expenses and other current assets	5,724	7,013
Total current assets	73,113	82,014
Property and equipment, net	3,218	3,523
Other long-term assets	335	335
Total assets	$ 76,666	$ 85,872

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 5,881	$ 11,641
Deferred revenue	1,844	2,303
Accrued liabilities and other	1,803	2,816
Total current liabilities	9,528	16,760
Other long-term liabilities	15	29
Total liabilities	9,543	16,789
Commitments and Contingencies (Note 8)
Stockholders' equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; authorized — 25,000; issued — 6,821 and 6,738 shares, as of March 31, 2013 and December 31, 2012, respectively; outstanding — 6,612 and 6,555 shares as of March 31, 2013 and December 31, 2012, respectively	7	7
Treasury stock	(2,603)	(2,182)
Additional paid-in capital	815,208	814,411
Accumulated other comprehensive income	16	16
Accumulated deficit	(745,505)	(743,169)
Total stockholders' equity	67,123	69,083
Total liabilities and stockholders' equity	$ 76,666	$ 85,872

GEEKNET, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands,unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities from continuing operations:
Net loss	$ (2,336)	$ (2,121)
Loss (income) from discontinued operations, net of tax	28	(42)
Loss from continuing operations	(2,308)	(2,163)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	316	384
Stock-based compensation expense	657	1,047
Provision for bad debts	(3)	10
Provision for excess and obsolete inventory	85	86
Provision for returns	204	80
Changes in assets and liabilities:
Accounts receivable	(187)	182
Inventories	1,440	(735)
Prepaid expenses and other assets	1,289	(688)
Accounts payable	(5,759)	(1,312)
Deferred revenue	(459)	(504)
Accrued liabilities and other	(1,218)	(1,582)
Other long-term liabilities	(14)	4
Net cash used in operating activities	(5,957)	(5,191)
Cash flows from investing activities:
Purchase of property and equipment	(11)	(207)
Net cash used in investing activities	(11)	(207)
Cash flows from financing activities:
Proceeds from issuance of common stock	112	145
Repurchase of stock	(421)	(204)
Net cash used in financing activities	(309)	(59)
Cash flows from discontinued operations:
Net cash provided by operating activities	—	1,153
Net cash used in investing activities	—	(60)
Net cash provided by discontinued operations	—	1,093
Net decrease in cash and cash equivalents	(6,277)	(4,364)
Cash and cash equivalents, beginning of year	57,294	36,910
Cash and cash equivalents, end of period	$ 51,017	$ 32,546

GEEKNET, INC. RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (In thousands,unaudited)

	Three Months Ended March 31,
	2013	2012
Net loss - as reported	$ (2,336)	$ (2,121)
Reconciling items:
Loss (income) from discontinued operations - net of tax	28	(42)
Interest and other expense, net	14	3
Provision (benefit) for income taxes	3	(121)
Stock-based compensation expense included in cost of revenues	(154)	107
Stock-based compensation expense included in operating expenses	811	940
Depreciation and amortization	316	384
Adjusted EBITDA	$ (1,318)	$ (850)

CONTACT: Stacie Bosinoff or Nicole Gunderson of The Blueshirt Group, (415) 217-7722, ir@geek.net, for Geeknet, Inc.